          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2006
                                                     REGISTRATION NO. 333-130921
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                               AMENDMENT NO. 2 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                              OVERHILL FARMS, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   75-2590292
                     (I.R.S. employer identification number)
                                 _______________
                             2727 EAST VERNON AVENUE
                            VERNON, CALIFORNIA 90058
                            (323) 582-9977 (Address,
                    including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                ________________
                                   JAMES RUDIS
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              OVERHILL FARMS, INC.
                             2727 EAST VERNON AVENUE
                            VERNON, CALIFORNIA 90058
                                 (323) 582-9977
                              (323) 582-6122 (FAX)
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ________________
                        COPIES OF ALL CORRESPONDENCE TO:
                                GREGG AMBER, ESQ.
                           CRISTY LOMENZO PARKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100
                              (714) 546-9035 (FAX)
                                ________________
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
        (Approximate date of commencement of proposed sale to the public)
                                ________________
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______________
   If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]
   If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE
======================================= ===================== ====================== ====================== ======================
                                               Amount           Proposed maximum       Proposed maximum
          Title of each class of               to be             offering price            aggregate              Amount of
       securities to be registered         registered(1)          per share(2)         offering price(2)     registration fee(3)
--------------------------------------- --------------------- ---------------------- ---------------------- ----------------------
Common stock, $0.01 par value                5,771,661                 $3.48              $20,085,380.28              $2,149.14
======================================= ===================== ====================== ====================== ======================
(1)  In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a)
     under the Securities Act.
(2)  The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act and is based upon the average of the high and low sale prices of the registrant's common stock reported on the American Stock
     Exchange on December 30, 2005.
(3)  Filing fee was paid upon the initial filing of this registration statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS

         The following exhibits are included or incorporated herein by reference:

   EXHIBIT
   NUMBER                             DESCRIPTION
   ------                             -----------

    4.1 Form of Stock Purchase Agreement dated as of December 22, 2005 by and among Levine Leichtman Capital Partners II, L.P., Overhill Farms, Inc., and the following Purchasers: William Blair Small Cap Growth Fund (1,684,600 shares); Mac & Co. (85,200 shares); Booth & Co. FFC Rush University Medical Center Pension and Retirement (47,000 shares); Booth & Co. FFC Rush University Medical Center Endowment Account (39,100 shares); Booth & Co. FFC Hartmarx Retirement Income Trust (29,600 shares); Calhoun & Co. FFC City of Dearborn Policemen and Firemen Revised Retirement Systems (23,000 shares); Calhoun & Co. FFC City of Dearborn General Employees Retirement System (14,500 shares); LB I Group Inc. (1,460,000 shares); Trustman c/o STI Classic Small Cap Growth Fund (1,155,000 shares); Enable Growth Partners, L.P. (308,000 shares); Enable Opportunity Partners, L.P. (77,000 shares); Lake Street Fund, L.P. (348,661 shares); Whitebox Intermarket Partners L.P. (300,000 shares); Finwell & Co. FBO WTC - CTF Micro-Cap Equity Portfolio (120,000 shares); and Finwell & Co. FBO WTC - CIF Micro-Cap Equity Portfolio (80,000 shares) (1)

    4.2 Form of Registration Rights Agreement dated December 23, 2005 by and among Overhill Farms, Inc. and the Purchasers listed in the index entry for Exhibit 4.1 of this registration statement (2)

    4.3 Letter agreement dated December 23, 2005 between Overhill Farms, Inc. and Levine Leichtman Capital Partners II, L.P. regarding liquidated damages (2)

    5     Opinion of Rutan & Tucker, LLP (3)

   23.1   Consent of Independent Registered Public Accounting Firm *

   23.2   Consent of Rutan & Tucker, LLP (contained in Exhibit 5) (3)

   24 Power of Attorney (contained on the signature page to the initial filing of this registration statement)

_______________
*        Filed herewith.

(1) Filed by Levine Leichtman Capital Partners II, L.P. on December 23, 2005 as an exhibit to Amendment No. 11 to Schedule 13D and incorporated herein by reference.

(2) Filed by registrant on December 23, 2005 as an exhibit to registrant's Form 8-K for December 22, 2005 and incorporated herein by reference.

(3) Filed by registrant on February 14, 2006 as an exhibit to amendment no. 1 to this registration statement and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon, State of California on April 11, 2006.

                                       OVERHILL FARMS, INC.

                                       By:  /s/ James Rudis
                                            ------------------------------------
                                            James Rudis, President and Chief
                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                                             Date
---------                           -----                                             ----

                                    President, Chief Executive Officer (principal
/s/ James Rudis                     executive officer) and Chairman of the Board of   April 11, 2006
----------------------------        Directors
James Rudis

                                     Senior Vice President, Chief Financial Officer
/s/ John L. Steinbrun                principal financial and accounting officer),     April 11, 2006
----------------------------         (Chief Operating Officer and Director
John L. Steinbrun


/s/ Alexander Auerbach *            Director                                          April 11, 2006
----------------------------
Alexander Auerbach


/s/ Harold Estes *                  Director                                          April 11, 2006
----------------------------
Harold Estes


/s/ Geoffrey A. Gerard *            Director                                          April 11, 2006
----------------------------
Geoffrey A. Gerard


/s/ Louis J. Giraudo *              Director                                          April 11, 2006
----------------------------
Louis J. Giraudo


/s/ Alexander Rodetis, Jr. *        Director                                          April 11, 2006
----------------------------
Alexander Rodetis, Jr.

* By:    /s/ James Rudis
         -------------------
         James Rudis
         Attorney-In-Fact


            INDEX TO EXHIBITS ATTACHED TO THIS AMENDMENT TO FORM S-3

  Exhibit
   Number                        Description
   ------                        -----------

   23.1        Consent of Independent Registered Public Accounting Firm